EXHIBIT "10.12"

[Logo: Ogden-For All Seasons]                          Community & Economic
                                                     Development Department
                                              Business Development Division


March 2, 2001

Mr. Larry Walker
Marina Capital, Inc.
2605 Wall Avenue
Ogden, Utah 84401

Re:	Shupe-Williams Plaza, L.L.C.

Dear Mr. Walker:

    This letter is to advise you that after the several meetings you have had with Ogden City, the City hereby agrees to extend six (6) months time, from the date of this letter to attain final funding to complete the project. The parties further agree to continue to meet s that Ogden City can track the progress of the terms and conditions of the Agreement.

	Best Regards,

	/s/Dixie Kramer
        Dixie Kramer
        Senior Project Coordinator



   Dixie Kramer
   Senior Project Coordinator
   2549 Washington Blvd, Suite 420
   Ogden, Utah 84401-1333

   Phone 801 629-8947
   Fax 801 629-8993
   Email: dixiek@cl.ogden.ut.us